Exhibit 99.1

Aethlon Medical Announces Pricing of a Private Placement and

Warrant Inducement, Priced At-The-Market for Aggregate Gross

Proceeds of $3.3 Million

SAN DIEGO, December 5, 2025 /PRNewswire/ -- Aethlon Medical, Inc. (“Aethlon” or the “Company”) (Nasdaq: AEMD), a medical therapeutic company focused on developing products to treat cancer and life-threatening infectious diseases, today announced that it has entered into a securities purchase agreement with a single institutional investor to purchase 595,897 shares of common stock (or pre-funded warrants in-lieu thereof), together with warrants to purchase up to an aggregate 1,042,820 shares of common stock, in a private placement priced at-the-market under Nasdaq rules. The combined effective offering price for each share of common stock (or pre-funded warrant in-lieu thereof) and accompanying warrants is $4.03. The warrants will have an exercise price of $4.03 per share, will be exercisable upon shareholder approval, and will expire on the five and one-half year anniversary from such date of shareholder approval.

The Company has also entered into a warrant inducement agreement with the investor to exercise certain outstanding warrants that the Company issued in March 2025 (the “March 2025 Warrants”) and September 2025 (the “September 2025 Warrants”), respectively. Pursuant to a warrant inducement agreement, the investor has agreed to a reduced exercise price of the outstanding March 2025 Warrants and September 2025 Warrants to an amended exercise price of $4.03, and to exercise the outstanding March 2025 Warrants to purchase an aggregate of 155,000 shares of the Company’s common stock and the outstanding September 2025 Warrants to purchase an aggregate of 55,555 shares of the Company’s common stock, at the amended exercise price of $4.03. In consideration for the immediate exercise of the March 2025 Warrants and September 2025 Warrants, the Company also agreed to issue the investor unregistered warrants to purchase an aggregate of 368,471 shares of the Company's common stock (the “New Warrants”). The New Warrants will have an exercise price of $4.03 per share, will be exercisable upon shareholder approval, and will expire on the five and one-half year anniversary from such date of shareholder approval.

The gross proceeds to the Company from the private placement and warrant inducement are estimated to be approximately $3.3 million before deducting the placement agent’s fees and other estimated offering expenses. The offering is expected to close on or about December 8, 2025, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent in connection with the offering.

The offer and sale of the foregoing securities are being made in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, and the securities have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the securities issued in the private placement and warrant inducement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

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About Aethlon Medical, Inc.

Aethlon Medical, Inc. (Nasdaq: AEMD) is a clinical-stage medical device company headquartered in San Diego, California. Aethlon is advancing the Hemopurifier, to address unmet needs in oncology and infectious disease, using a novel platform designed to selectively remove circulation pathogenic targets from biologic fluids.

For more information, visit www.AethlonMedical.com and follow the Company on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," "potentially" or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. These forward-looking statements are based upon Aethlon's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Factors that may contribute to such differences include, without limitation, the Company's ability to raise additional capital, its ability to maintain its Nasdaq listing, to successfully complete development of the Hemopurifier; the Company's ability to successfully demonstrate the utility of the Hemopurifier in cancer and infectious diseases and in the transplant setting; the ability of the Hemopurifier to continue to show removal of platelet -derived EVs at a timepoint equivalent to a 4-hour HP treatment; the Company's ability to achieve and realize the anticipated benefits from its potential milestones; the Company's ability to submit applications to and obtain approval from the additional Ethics Committees in Australia and India, including on the timing expected by the Company; the Company's ability to initiate and continue its planned oncology clinical trials in Australia and India, including on the timing expected by the Company; the Company's ability to manage and successfully complete its clinical trials, if initiated; the Company's ability to successfully manufacture the Hemopurifier in sufficient quantities for its clinical trials, and other potential risks. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended March 31, 2025, and in the Company's other filings with the Securities and Exchange Commission, including its quarterly Reports on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

Company Contacts:

Jim Frakes

Chief Executive Officer and Chief Financial Officer

Aethlon Medical, Inc.

Jfrakes@aethlonmedical.com

Investor Contact:

Susan Noonan

S.A. Noonan Communications, LLC

susan@sanoonan.com

917-513-5303

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